                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant             [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[     ]  Preliminary Proxy Statement   [  X  ]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[  X  ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             SERENGETI EYEWEAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X  ]  No fee required.
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)       Title of each class of securities to which transaction applies:
                 ---------------------------------------------------------------

        2)       Aggregate number of securities to which transaction applies:
                 ---------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:
                                                                 ---------------

         5)      Total fee paid:
                                ------------------------------------------------

[     ]  Fee paid previously with preliminary materials.

[     ]  Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount previously paid:
                                          --------------------------------------

         2)       Form, Schedule or Registration Statement no.:
                                                                ----------------

         3)       Filing Party:
                                ------------------------------------------------

         4)       Date Filed:
                             ---------------------------------------------------

                             SERENGETI EYEWEAR, INC.

                              --------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  June 29, 1998

                              --------------------


         The Annual Meeting of Shareholders of Serengeti Eyewear, Inc. (the "Company") will be held at the Courtyard Marriott, 850 University Parkway, Sarasota, Florida at 10:00 A.M. on Monday, June 29, 1998, for the following purposes:

                  i. To elect three directors to Class I of the Board of Directors to serve for a three year term and one director to Class II of the Board of Directors to serve for a two year term.

                  ii. To ratify and approve the selection of independent auditors of the Company to serve until the next annual meeting of shareholders.

                  iii. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record at the close of business on May 18, 1998 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.

                                             By Order of the Board of Directors,


                                             MILTON NEVITT
                                             Secretary

June 9, 1998

--------------------------------------------------------------------------------
         All persons to whom the accompanying proxy is addressed are requested to date, execute and return it promptly in the enclosed, self-addressed envelope. No postage is required if mailed within the United States.
--------------------------------------------------------------------------------

                             SERENGETI EYEWEAR, INC.

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held
                                  June 29, 1998

                              --------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of Serengeti Eyewear, Inc. (the "Company") of proxies and voting instructions in the accompanying form for use at the Annual Meeting of Shareholders to be held at the Courtyard Marriott, 850 University Parkway, Sarasota, Florida at 10:00 A.M. on Monday, June 29, 1998, and at all adjournments thereof. The shares represented by proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. If no direction is indicated, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement. Any shareholder may revoke his proxy at any time prior to the voting thereof by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the meeting.

         The total number of shares of the Company's common stock, $.001 par value ("Common Stock"), outstanding as of May 18, 1998 was 2,384,000. The Common Stock is the only class of securities of the Company entitled to vote at the Annual Meeting, each share being entitled to one non-cumulative vote. Only shareholders of record as of the close of business on May 18, 1998 will be entitled to vote. A majority of the shares of Common Stock outstanding and entitled to vote, or 1,192,001 shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Directors will be elected by a plurality of the votes cast at the meeting. Approval of each other matter will require the affirmative vote of a majority of the votes cast thereon. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting, whereas broker nonvotes will not be counted for purposes of determining whether a proposal has been approved. "Broker nonvotes" are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted.

         The cost of soliciting these proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person or by telephone.

         The principal executive offices of the Company are at 8125 25th Court East, Sarasota, Florida 34243. This proxy statement and the form of proxy are being mailed to shareholders on or about June 9, 1998.

                              ELECTION OF DIRECTORS

         At the Annual Meeting of Shareholders, three directors of Class I of the Board of Directors are to be elected for a three year term and one director of Class II of the Board of Directors is to be elected for a two year term. The nominees will be elected by a plurality of the shares present and voting at the meeting. At the meeting, the persons named in the enclosed form of proxy will vote the shares covered thereby for the election of the nominees named below to the Board of Directors of the Company unless instructed to the contrary.

         The four nominees and the six current directors with unexpired terms, their ages, the years in which they began serving as directors and business experience are set forth below:

    Directors to be Elected to Serve Until the 2001 Annual Meeting (Class I)

                                                                       Principal occupation and business
        Name                                  Age                    experience during the past five years
       ------                                -----                  ---------------------------------------

Dr. Jeffrey B. Sack                           37         Dr. Jeffrey Sack is a new nominee to the Board of Directors.
                                                         Dr. Sack has practiced medicine for the last twelve years.

William L. McMahon                            45         William McMahon is a new nominee to the Board of
                                                         Directors. Mr. McMahon has been Director, Financial
                                                         Reporting and Corporate Development of Uniroyal
                                                         Technology Corporation, a manufacturer of plastic sheet and acrylic products, since November 1992. His responsibilities include public reporting, general accounting, billing, credit and acquisition due diligence. From June 1984 to November
                                                         1992, Mr. McMahon was Vice President of Buccino &
                                                         Associates, Inc., a national management consulting firm
                                                         specializing in corporate turnarounds. From June 1979 to
                                                         June 1984, Mr. McMahon was Controller and Chief
                                                         Accounting Officer of Goldblatt Bros., Inc., a department
                                                         store chain.

Edward Borix                                  48         Edward Borix became Vice President of Operations,
                                                         Worldwide of the Company in March 1997 and a director of
                                                         the Company in May 1997. From January 1995 until joining
                                                         the Company, Mr. Borix was a Vice President of Fidelity
                                                         Investments, an investment company. From 1979 to 1995, he
                                                         was a general manager and director of distribution for
                                                         various manufacturing plants of Bausch & Lomb, Inc., a
                                                         manufacturer of diverse eyeglass, eyewear and other optical products.

    Director to be Elected to Serve Until the 1999 Annual Meeting (Class II)


                                                                       Principal occupation and business
        Name                                  Age                    experience during the past five years
       ------                                -----                  ---------------------------------------

John Kopinski                                 45         John Kopinski is a new nominee to the Board of Directors.
                                                         Mr. Kopinski has been President and a director of Rickart
                                                         South, Inc., a manufacturer of flexible packaging materials, since 1988.


  Directors whose terms do not expire until the 1999 Annual Meeting (Class II)

                                                                       Principal occupation and business
        Name                                  Age                    experience during the past five years
       ------                                -----                  ---------------------------------------

William Keener                                53         William Keener, a director of the Company since July 1996, has served as an Executive Vice President and Chief Credit
                                                         Officer of SouthTrust Bank of the Suncoast, a commercial
                                                         bank, since May 1994. From March 1990 to May 1994, Mr.
                                                         Keener served as a Senior Vice President and Group
                                                         President for Commercial Lending and, thereafter, as First
                                                         Vice-President for Commercial Real Estate for Sunbank,
                                                         N.A., a commercial bank.

Michael Burke                                 48         Michael Burke became Vice President-Marketing of the
                                                         Company in January 1997 and a director of the Company in
                                                         May 1997. From January 1995 until joining the Company,
                                                         Mr. Burke served as a marketing consultant to the Company.
                                                         From November 1992 through June 1994, he was Vice
                                                         President and general manager of the sunglass division of
                                                         Smith Sport Optics, a sunglass distributor. From June 1985 until November 1992, Mr. Burke served as Vice President-
                                                         Marketing of Bausch & Lomb, Inc.'s Ray-Ban sunglasses
                                                         division.

  Directors whose terms do not expire until the 2000 Annual Meeting (Class III)

                                                                       Principal occupation and business
        Name                                  Age                    experience during the past five years
       ------                                -----                  ---------------------------------------

Stephen Nevitt                                50         Stephen Nevitt became the President of the Company in
                                                         1993. Prior to such time, he served as Vice President and a director of the Company since its founding in 1976 by his
                                                         father, Milton Nevitt. As Vice President, he was involved in all phases of operations including management and sales. As
                                                         President, he has been given primary responsibility for
                                                         management and sales and has also been responsible for
                                                         design and development of the Company's products as well
                                                         as product procurement. Mr. Nevitt is primarily responsible for the Company's account with Wal-Mart Stores, Inc.
                                                         ("Wal-Mart").

Milton Nevitt                                 76         Milton Nevitt founded the Company in 1976 and served as
                                                         its President and a director until 1993, and has since served the Company as a Vice President and a director. As
                                                         President, Mr. Nevitt was primarily responsible for sales and administration. As Vice President, Mr. Nevitt focuses on
                                                         sales and also oversees the account responsibilities of the
                                                         Company's independent sales representatives and coordinates the Company's overall sales with the Company's National
                                                         Sales Manager. Mr. Nevitt's career in the sunglass industry began in 1950 as a manufacturer's representative for Rayex
                                                         Corporation, a major domestic supplier of popular priced
                                                         sunglasses. Mr. Nevitt worked in that capacity until Rayex ceased its business operations in 1976. Mr. Nevitt founded the Company shortly thereafter.

David B. Newman                               43         David B. Newman, a director of the Company since
                                                         December 1994, has for over the last nine years been a
                                                         partner of the law firm Cooperman Levitt Winikoff Lester &
                                                         Newman, P.C., which has acted as outside counsel to the
                                                         Company since 1987.

                                                                       Principal occupation and business
        Name                                  Age                    experience during the past five years
       ------                                -----                  ---------------------------------------

Michael J. Guccione                           50         Michael J. Guccione became a Vice President and director
                                                         of the Company in December 1994. Since joining the
                                                         Company in 1992, Mr. Guccione's primary responsibilities
                                                         have been marketing and product development of the
                                                         Company's H2Optix(R)and other product lines. Mr. Guccione
                                                         became employed by Wal-Mart in 1976 and started and
                                                         headed its fine jewelry division. Mr. Guccione was also in charge of the development of the sunglass business at
                                                         Wal-Mart and travelled extensively throughout the Far East and Pacific Rim for the purpose of developing resources for the purchase of sunglasses. After leaving Wal-Mart in 1990,
                                                         Mr. Guccione independently ran a management consulting
                                                         firm until joining the Company.



         The Board of Directors of the Company has an Audit Committee and a Stock Option Committee. The Board of Directors has no nominating or compensation committee; nominees for election as directors of the Company are selected by the Board of Directors. During 1997, there were no meetings of the Audit Committee and one meeting of the Stock Option Committee. The Stock Option Committee also took action once by unanimous written consent. All of the Stock Option Committee members attended the Committee meeting.

         The Audit Committee was created in August 1996 in connection with the Company's listing on The Nasdaq National Market. The Audit Committee consists of three directors, two of whom are independent directors. The current members of the Audit Committee are William Keener, David B. Newman and Stephen Nevitt. Its functions are to (i) recommend the appointment of independent accountants, (ii) review the arrangements for and scope of the audit by independent accountants,
(iii) review the independence of the independent accountants, (iv) consider the adequacy of the system of internal accounting controls and review any proposed corrective actions, (v) review and monitor the Company's policies regarding business ethics and conflicts of interest, (vi) discuss with management and the independent accountants the Company's annual financial statements and key accounting and reporting matters, and (vii) review the activities and recommendations of the Company's accounting department.

         The Stock Option Committee is presently comprised of two non-employee directors, William Keener and David B. Newman. The Stock Option Committee administers the Company's 1995 Stock Option Plan (the "Plan") and determines, among other things, the time or times at which options will be granted, the recipients of grants, whether a grant will consist of incentive stock options, nonqualified stock options and stock appreciation rights (in tandem with an option or free-standing) or a combination thereof, the option periods, the limitations on option exercise and the number of shares to be subject to such options, taking into account the nature and value of services rendered and contributions made by the recipient to the success of the Company. The Stock Option Committee also has authority to interpret the Plan and, subject to certain limitations, to amend provisions of the Plan as it deems advisable.

         During 1997, the Board of Directors of the Company held seven meetings and took action twice by unanimous written consent. All of the directors attended at least 75% of the meetings of the Board.

Identification of Executive Officers

         Except as set forth below, there are no executive officers of the Company in addition to those listed in the preceding paragraphs as Directors of the Company.

         Lucia Almquist became Vice President-Corporate Development of the Company in January 1997. Ms. Almquist was a director of the Company in between May 1997 and May 1998. From 1991 through 1997, Ms. Almquist served as Vice President - Licensing and Merchandising for the Bon Jour Group, Ltd., a designer and manufacturer of various fashion products.

         Neil Winter became the Chief Financial Officer of the Company in January 1997. Mr. Winter was director of the Company between May 1997 and May 1998. From 1985 until joining the Company, Mr. Winter was a principal of Winter, Scheifley & Associates, P.C., a firm of certified public accountants principally engaged in the auditing of financial statements for companies required to file reports with the Securities and Exchange Commission. Such firm served as the Company's independent auditors from January 1994 until December 1996. The Company's 1996 financial statements have been audited by Bartnick, P.A., and the Company's 1997 financial statements have been audited by BDO Seidman LLP., both of which are unrelated firms of certified public accountants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of May 18, 1998 with respect to the beneficial ownership of the outstanding shares of Common Stock by (i) any shareholder known by the Company to beneficially own more than five percent of such outstanding shares, (ii) the Company's directors and executive officers, and (iii) the directors and executive officers of the Company as a group. Except as otherwise indicated, the address of each beneficial owner of five percent or more of such Common Stock is the same as the Company.

           Name and Address                             Amount                     Ownership
          of Beneficial Owner                   Beneficially Owned (1)           Percentage (1)
          -------------------                   ----------------------           --------------

Nevitt Family Trust (2)                                 506,103                        21.2%

Milton Nevitt                                           278,781                        11.7%

Stephen Nevitt                                        1,408,422 (3)(4)                 46.4%

Michael J. Guccione                                     200,830 (5)                     8.2%

David B. Newman                                         560,103 (3)(6)                 23.0%
  c/o Cooperman Levitt Winikoff
          Lester & Newman, P.C.
     800 Third Avenue
     New York, New York 10022

William Keener                                            1,000                            *

Neil Winter                                              15,000 (7)                        *

Michael Burke                                             2,000                            *

Lloyd J. Fuller                                               0                           --

Lucia Almquist                                                0                           --

Edward Borix                                              3,000                            *

Dr. Jeffrey B. Sack                                       3,500                            *

William L. McMahon                                            0                           --

John Kopinski                                                 0                           --

John R. Clarke                                          200,000 (8)                     7.7%
     1725 Lazy River Lane
     Dunwoody, Georgia 30350

RBB Bank Aktiengesellschaft                                     (9)                      (9)
     Burging 16
     8010 Graz, Austria

Jerome B. Fox                                           122,700 (10)                    5.1%
     7821 Wilton Crescent Circle
     University Park, Florida 34201

Directors and executive officers                      1,963,033 (11)                   62.0%
   as a group (10 persons)

----------------
    *    Less than 1%.

    (1) Computation based on the term beneficial ownership as used in the regulations of the Securities and Exchange Commission which, for purposes of the computation of ownership by the named holder, deems outstanding shares of Common Stock issuable upon exercise of options and convertible securities exercisable or convertible on the date, and within sixty (60) days following the date, of determination of beneficial ownership. As of April 1, 1998, 2,384,000 shares of Common Stock were actually issued and outstanding.

    (2) The indicated trust (the "Trust") was created pursuant to a Trust Agreement, dated as of September 11, 1992, between Milton Nevitt, as grantor, and Stephen Nevitt and David B. Newman, as trustees. Such trustees have the sole power to vote the shares held by the Trust. The children of Milton Nevitt, including Stephen Nevitt, are the beneficiaries under the Trust.

    (3) Includes 506,103 shares held by the Trust, for which such beneficial owner acts as trustee.

    (4) Includes 647,961 shares issuable upon exercise of options granted pursuant to the Company's 1995 Stock Option Plan (the "Plan"). Stephen Nevitt, pursuant to exercise of a power granted in the subscription agreement covering the issuance of the Company's Preferred Shares (as described in Footnote (9) below), has the power to direct the voting of shares of Common Stock issuable upon conversion thereof for the election of a majority of the directors of the Company through October 2000. The table does not include shares of Common Stock issuable upon conversion of such Preferred Shares.

    (5) Includes 68,026 shares issuable upon exercise of options granted pursuant to the Plan.

    (6) Includes 50,000 shares issuable upon exercise of options granted pursuant to the Plan.

    (7) Represents shares issuable upon exercise of options granted pursuant to the Plan.

    (8) Represents shares issuable upon exercise of the Series D Warrant which entitles the holder to purchase such number of shares at an exercise price of $5.50 per share at any time prior to September 30, 2001.

    (9) RBB is the registered owner of 7,500 shares of Series A 6.5% Convertible Preferred Stock ("Series A Stock"), 7,500 shares of Series B 6% Convertible Preferred Stock ("Series B Stock") and 7,500 shares of Series C 6% Convertible Preferred Stock ("Series C Stock"; collectively with the Series A Stock and the Series B Stock, the "Preferred Shares") of the Company. Such Preferred Shares are presently convertible into shares of Common Stock of the Company at a price determined by dividing the stated value of the series ($7,500,000 for each) by a price equal to the lower of (i) $5.50 in the case of the Series A Stock, $6.75 in the case of the Series B Stock and 8.25 in the case of the Series C Stock, and (ii) 80% of the average market price (as defined) for the ten consecutive trading days ending three days prior to the notice of conversion. As of April 1, 1998, the average market price for the ten previous consecutive trading days was approximately $1.64 per share. The above computation of beneficial ownership excludes shares of Common Stock issuable upon conversion of the Preferred Shares. See "Certain Transactions - To Finance the Serengeti Acquisition."

    (10) Such information was set forth in a Schedule 13D, dated October 24, 1997. Such Schedule 13D also stated that the spouse of Mr. Fox owns an additional 600 shares of Common Stock and that Mr. Fox disclaims beneficial ownership with respect to those shares.

    (11) Includes 780,987 shares issuable upon exercise of options granted to pursuant to the Plan.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation for services rendered to the Company paid in 1995, 1996 and 1997 to the Chief Executive Officer and the Company's other four most highly paid executive officers who received total annual salary and bonus in excess of $100,000 (collectively, the "Named Executives").

                                            Summary Compensation Table

                                                              Annual                 Long Term Compensation Awards
                                                           Compensation                  Securities Underlying
Name and Principal Position                 Year            Salary($)                         Options(#)
---------------------------                ------          ------------              -----------------------------

Stephen Nevitt                              1997             178,768                            750,000
  President (CEO)                           1996             166,730
                                            1995             143,702

Michael Burke                               1997             158,515                            105,000
  Vice President

Lucia Almquist                              1997             144,193                             75,000
  Vice President

Neil Winter                                 1997             142,815                             65,000
  Chief Financial Officer

Lloyd Fuller *                              1997             135,764                             75,000
  Vice President

-------------
*  Mr. Fuller's employment with the Company ceased as of June 3, 1998.

         Set forth below is information with respect to grants of stock options during the year ended December 31, 1997 to the named executive officers in the Summary Compensation Table.

                                         Option Grants in Last Fiscal Year

                                                           Percent of Total
                                                               Options
                            Number of Securities              Granted To             Exercise or
                             Underlying Options               Employees              Base Price
         Name                    Granted (#)                In Fiscal Year             ($/Sh)          Expiration Date
        ------              --------------------           ----------------          ------------      ---------------

Stephen Nevitt                               579,935            41.1%                    2.94              4/02/07
                                              20,065             0.1%                    3.24              4/02/02
                                             150,000            10.6%                    3.24              4/02/02

Michael Burke                                105,000             7.4%                    2.94              6/30/00

Lucia Almquist                                75,000             5.3%                    2.94              6/30/00

Neil Winter                                   65,000             4.6%                    2.94              8/13/00

Lloyd Fuller                                  75,000             5.3%                    2.94              8/13/00

         Other than those granted to Messrs. Nevitt and Winter, the options listed above are subject to certain performance criteria during the fiscal years ended December 31, 1997, 1998 and 1999. Such criteria were not met for 1997 and, accordingly, the following options were forfeited: Michael Burke - 25,000; Lucia Almquist - 25,000; and Lloyd Fuller - 25,000. See "Employment Agreements" below.

                                           Fiscal Year End Option Values

                                      Number of Securities                      Value of Unexercised In-the-Money
                                     Underlying Unexercised                                  Options
                                  Options at Fiscal Year End (#)                    at Fiscal Year End($) **
                              --------------------------------------          ---------------------------------------
         Name                  Exercisable           Unexercisable*            Exercisable             Unexercisable
        ------                -------------         ----------------          -------------           ---------------

Stephen Nevitt                   613,948                 136,052                    -                       -

Michael Burke                       0                    105,000                    -                       -

Lucia Almquist                      0                     75,000                    -                       -

Neil Winter                         0                     65,000                    -                       -

Lloyd Fuller                        0                     75,000                    -                       -

-------------

* Other than those granted to Messrs. Nevitt and Winter, the options listed above are subject to certain performance criteria during the fiscal years ended December 31, 1997, 1998 and 1999. Such criteria were not met for 1997 and, accordingly, the following options were forfeited: Michael Burke - 25,000; Lucia Almquist - 25,000; and Lloyd Fuller - 25,000. See "Employment Agreements" below.

**The last sales price of the Common Stock was approximately $2.06 per share on December 31, 1997.

Report on Option Repricing

         The Company's 1995 Stock Option Plan (the "Plan") was established as an employment incentive to retain persons necessary for the development and financial success of the Company. In April 1997, as a result of the decrease in the market price of the Company's Common Stock during the preceding months and recognizing that previously granted stock options had lost much of their value in motivating employees (including the Named Executives) to remain with the Company and share in its overall financial goals, the Company's Stock Option Committee, pursuant to authority granted under the Plan, approved the repricing of 1,315,000 options, including 1,070,000 options granted to the Named Executives (the "Old Options"). Such repricing was effected by offering to grant new options (the "New Options") at an exercise price of $2.94 per share (except that 220,065 incentive New Options which were offered to two persons were offered at an exercise price of $3.24 per share), which was the fair market value of the Company's Common Stock on April 3, 1997 (or 110% of such fair market value with respect to the incentive New Options offered to the two persons) in exchange for the Old Options, based on a replacement ratio of one New Option for one Old Option. All New Options to the Named Executives expire on the same expiration date of the Old Options except with respect to Mr. Nevitt whose incentive New Options expire five years from the date of grant and whose non-incentive New Options expire ten years from the date of grant. By repricing the Old Options, the Company intends to reward key employees who held Old Options, including the Named Executives, for their contributions to the Company.

Employment Agreements

         In January 1997, the Company entered into a three year employment agreement with Michael Burke whereby Mr. Burke became employed as Vice President-Marketing of the Company. The contract provides for an annual base salary of $160,000 in 1997, $175,000 in 1998, and $190,000 in 1999. The contract also provides for incentive compensation and stock options as follows:

1998: If net sales and pretax profits exceed $60.0 million and $6.2 million, respectively, then Mr. Burke will receive $15,000 and 15,000 stock options or If net sales and pretax profits exceed $63.0 million and $6.5 million, respectively, then Mr. Burke will receive $35,000 and 35,000 stock options
1999: If net sales and pretax profits exceed $80.0 million and $6.9 million, respectively, then Mr. Burke will receive $15,000 and 20,000 stock options or If net sales and pretax profits exceed $84.0 million and $7.25 million, respectively, then Mr. Burke will receive $35,000 and 45,000 stock options

         In January, 1997, the Company entered into a three year employment agreement with Lucia Almquist whereby Ms. Almquist became employed as Vice President-Corporate Development of the Company. The contract provides for annual base salary of $150,000 in 1997, $165,000 in 1998, and $180,000 in 1999. The
contract also provides for incentive compensation and stock options as follows:

1998: If net sales and pretax profits exceed $60.0 million and $6.2 million, respectively, then Ms. Almquist will receive $15,000 and 10,000 stock options or If net sales and pretax profits exceed $63.0 million and $6.5 million, respectively, then Ms. Almquist will receive $30,000 and 25,000 stock options
1999: If net sales and pretax profits exceed $80.0 million and $6.9 million, respectively, then Ms. Almquist will receive $15,000 and 10,000 stock options or If net sales and pretax profits exceed $84.0 million and $7.25 million, respectively, then Ms. Almquist will receive $30,000 and 25,000 stock options

         In January 1997, the Company entered into a three year employment agreement with Neil Winter whereby Mr. Winter became employed as the Chief Financial Officer of the Company. The contract provides for an annual base salary of $138,000 in 1997, $150,000 in 1998, and $165,000 in 1999. In addition, the contract provides for additional compensation and stock options of $10,000 and 15,000 stock options in 1997, $15,000 and 25,000 stock options in 1998 and $15,000 and 25,000 stock options in 1999. The contract also provides for incentive compensation as follows:

1998: If net sales and pretax profits exceed $63.0 million and $6.5 million, respectively, then Mr. Winter will receive $10,000
1999: If net sales and pretax profits exceed $84.0 million and $7.25 million, respectively, then Mr. Winter will receive $15,000

         Each of the employment agreements contain a covenant by the employee not to compete with the Company until the expiration of a one year period after the expiration or termination of the agreement.

         William Keener, a non-employee director of the Company in 1997 received a fee of $500 per month for his services as a director.

                              CERTAIN TRANSACTIONS

Prior to the Serengeti Acquisition

         On November 1, 1991, Joseph Feldman, the brother-in-law of Milton Nevitt, a Vice President of the Company, made a loan in the principal amount of $880,522 to the Company. The loan was to become due in April 1995 with interest at the rate of 9% per annum. On December 30, 1994, Mr. Feldman converted a portion of such loan in the principal amount of $510,000 into equity of the Company in exchange for the issuance by the Company of 99,724 shares

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of Common Stock. The then remaining outstanding principal amount of the loan
($370,522) became payable, with interest of 9% per annum, over a three-year period ending January 31, 1998, with monthly payments of interest in the amount of $2,779 during the first year and monthly payments of principal and interest in the amount of $16,927 during the remaining two years. The loan was repaid during 1998.

           Between January and October 1993, Milton Nevitt loaned an aggregate amount of $281,450 to the Company. The loans were to become due in April 1995 with interest at the rate of 9% per annum. On December 30, 1994, the remaining principal balance of such loans, in the amount of $270,128, was contributed by Mr. Nevitt to the capital of the Company without the issuance of any additional shares of capital stock. During November 1993, Milton Nevitt loaned an additional amount of $285,000 to the Company. The remaining balance of such loan at December 31, 1997 in the amount of $44,575 is payable upon demand.

           The Company's former credit facility (which was repaid on February 13, 1997) was guaranteed, jointly and severally, by each of Stephen and Milton Nevitt and their wives, by Michael Guccione, and by the Nevitt Family Trust.

To Finance the Serengeti Acquisition

           On October 4, 1996, the Company issued 7,500 shares of its Series A 6.5% Convertible Preferred Stock, $.001 par value (the "Series A Shares"), to RBB, a banking institution whose principal offices are located in Austria, in a private offshore offering pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). RBB purchased the Series A Shares for a purchase price equal to their aggregate stated value of $7.5 million as set forth in a Regulation S Offshore Subscription Agreement dated September 29, 1996, which also contemplated the purchase of the Series B Shares and Series C Shares referred to below. The purpose of such investment was to fund, in part, the acquisition on February 13, 1997 of the assets of the Serengeti Eyewear division of Corning Incorporated (the "Acquisition").

           Pursuant to an Agreement of Purchase and Sale, dated as of October 29, 1996, between the Company and Corning, the Company agreed to purchase the Serengeti assets for a purchase price of $27.5 million, which was effected on February 13, 1997. RBB purchased, concurrently with the closing of the Acquisition, 7,500 shares of the Company's Series B 6% Convertible Preferred Stock, $.001 par value (the "Series B Shares"), and 7,500 shares of the Company's Series C 6% Convertible Preferred Stock, $.001 par value (the "Series C Shares"; together with the Series A Shares and the Series B Shares, the "Preferred Shares"), for a purchase price equal to their aggregate stated value of $15.0 million. The proceeds to the Company from the sale of the Preferred Shares were approximately $20.9 million (net of commissions and the estimated expenses of such sale). The Company applied such net proceeds to the Acquisition purchase price. The Company financed the remainder of such purchase price and related costs and expenses with borrowings under a credit facility with SunTrust Bank, Central Florida, National Association.

           Concurrently with the issuance of the Series A Shares, the Company also issued to RBB a Series A Warrant of the Company (the "Series A Warrant") to purchase up to an aggregate of 150,000 shares of Common Stock at an exercise price of $5.5625 per share. The Series A Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002. In addition, the Company issued to RBB, concurrently with the issuance of the Series B Shares and the Series C Shares, a Series B Warrant of the Company (the "Series B Warrant") and a Series C Warrant of the Company (the "Series C Warrant"), each of which entitles RBB to purchase up to an aggregate of 300,000 shares of Common Stock at a per share exercise price of (i) $7.50 with respect to the Series B Warrant and (ii) $10.00 with respect to the Series C Warrant. Each of the Series B Warrant and the Series C Warrant is exercisable at any time commencing January 1, 1999 and on or prior to December 31, 2002.

           The Company has also issued, as part of the commission payable to a third party in connection with the sale of the Series A Shares, a Series D Warrant of the Company (the "Series D Warrant") to purchase up to an aggregate of 200,000 shares of Common Stock at an exercise price of $5.50 per share. The Series D Warrant is immediately exercisable and expires on or prior to September 30, 2001.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board of Directors has selected BDO Seidman LLP as its independent auditors for 1998. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon such appointment. If the shareholders do not ratify the appointment of BDO Seidman LLP, the engagement of independent auditors will be reevaluated by the Board of Directors.

           A representative of BDO Seidman LLP is expected to attend the meeting and will be available to respond to appropriate questions from shareholders.

           The Board of Directors recommends a vote FOR ratification of the appointment of BDO Seidman LLP.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of ownership and changes in ownership of such Common Stock with the Securities and Exchange Commission, and to file copies of such reports with the Company. Based solely upon a review of the copies of such reports filed with the Company, the Company believes that during 1997 such reporting persons complied with the filing requirements of said Section 16(a).

                                  ANNUAL REPORT

           The Company's 1997 Annual Report, which includes the Company's Annual Report to the Securities and Exchange Commission (Form 10-KSB), is being mailed to shareholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made.

                                  OTHER MATTERS

           The Board of Directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his judgment on such matters.

                           1999 SHAREHOLDER PROPOSALS

           Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. In order for shareholder proposals for the 1999 Annual Meeting of Shareholders to be eligible for inclusion in the Company's proxy statement, they must be received by the Secretary of the Company at the Company's principal executive offices not later than March 1, 1999.

                                             By Order of the Board of Directors,


                                             MILTON NEVITT
                                             Secretary

June 9, 1998

                             SERENGETI EYEWEAR, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                  The undersigned hereby appoints Stephen Nevitt and Milton Nevitt as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the 1998 Annual Meeting of Shareholders of the Company, to be held at the Courtyard Marriott, 850 University Parkway, Sarasota, Florida at 10:00 A.M. on Monday, June 29, 1998, and at any adjournments or postponements thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE                  SEE REVERSE
SIDE                                                    SIDE

        Please mark
        votes as in
X       this example.

The Board of Directors recommends a vote FOR proposals 1 and 2.


1.  Election of Directors.

Nominees:

(Class I)  Jeffrey Sack, William L. McMahon, Edward Borix
(Class II) William Kopinski

       ------          ------
       |    |   FOR    |    | WITHHELD
       |    |   ALL    |    | FROM ALL
       |    | NOMINEES |    | NOMINEES
       ------          ------

------
|    |
|    |
|    |
------ --------------------------------------
       For all nominees except as noted above

2.  Selection of Independent Auditors.   FOR   AGAINST  ABSTAIN
                                         ------  ------  ------
                                         |    |  |    |  |    |
                                         ------  ------  ------

                                                              MARK HERE   ------
                                                              FOR ADDRESS |    |
                                                              CHANGE AND  ------
                                                              NOTE AT LEFT


                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    Signature:_____________________Date_________

                                    Signature:_____________________Date_________

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